UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported):  January 6, 2011 (January 4, 2011)

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)

11757 Katy Freeway
Houston, Texas 77079
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 4, 2011, INX Inc. (the “Company”) received a determination letter from the NASDAQ Listing Qualifications Staff advising that the Company’s failure to hold an annual meeting of shareholders, to solicit proxies and to provide proxy statements to The NASDAQ Global Market (“NASDAQ”) by December 31, 2010 in accordance with NASDAQ Listing Rules 5620(a) and 5620(b) serves as an additional basis for delisting the Company’s securities from NASDAQ.  The Company will present its views with respect to this additional deficiency to the NASDAQ Hearing Panel (the “Panel”) on or prior to January 11, 2011.

As previously announced on Form 8-K filed with the Securities and Exchange Commission on December 22, 2010, the Panel granted continued listing of the Company’s securities on NASDAQ through April 11, 2011, to permit the Company to regain compliance with the filing requirement for continued listing, as set forth in NASDAQ Listing Rule 5250(c)(1).  While the Company is taking steps to regain compliance in accordance with the Panel’s decision, there can be no assurances that the Company will be able to do so.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INX Inc.

Date: January 6, 2011	By:	/s/ James H. Long
	Name:	James H. Long
	Title:	Executive Chairman